UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2014 (August 19, 2014)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On August 19, 2014, the registrant’s board of directors (the “Board”) granted options under the registrant’s 2013 Equity Award Incentive Plan (the “Plan”) to Domonic J. Carney in connection with his appointment as disclosed in Item 5.02 below, which disclosure is incorporated hereby.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Officer

On August 19, 2014, immediately following the filing of the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2014, Kelly Anderson’s term as the registrant’s interim chief financial officer ended pursuant to the terms of her independent consulting agreement with the registrant dated June 26, 2014.

(c) Appointment of New Officer

On August 19, 2014, Domonic J. Carney was appointed as the registrant’s chief financial officer, to be effective August 25, 2014. Until his appointment, Mr. Carney was an independent consultant providing finance, accounting and business strategy services. From March 30, 2012 to October 2012, Mr. Carney served as the chief financial officer for T3 Motion, Inc. (TTTM.PK), an electric vehicle technology company. From March 2005 to February 2012, Mr. Carney served as the chief financial officer for Composite Technology Corporation (CPTC.OB), a manufacturer of high efficiency carbon composite electric transmission conductors and renewable energy wind turbines. Mr. Carney has a Masters in Accounting from Northeastern University and a Bachelor’s Degree in Economics from Dartmouth College.

There is no family relationship between Mr. Carney and any of the registrant’s current directors, executive officers or persons nominated or charged to become directors or executive officers, or those of the registrant’s subsidiary. There are no transactions between the registrant and Mr. Carney that would require disclosure under Item 404(a) of Regulation S-K.

Offer Letter and Executive Employment Agreement

Mr. Carney accepted the foregoing appointment pursuant to an offer letter from the registrant dated August 19, 2014, which provides for an annual base salary of $180,000 and an option under the Plan to purchase 1,500,000 shares of the registrant’s common stock at an exercise price equal to the per share closing price on August 19, 2014, being the fair market value on such date.

In addition to the offer letter, the registrant and Mr. Carney entered into an executive employment agreement dated as of August 19, 2014, which, in addition to his annual compensation as described in the offer letter, provides for his eligibility to annual bonus and other annual incentive compensation that the Board may adopt, as well as benefits that the registrant makes available to other employees. The registrant will also reimburse Mr. Carney for reasonable expenses that he incurs in performing his duties.

The registrant may terminate Mr. Carney’s employment for cause upon written notice if at any time he: (a) engages in willful dishonesty or fraud with respect to the business affairs of the registrant; (b) willfully falsifies any employment or registrant’s records; (c) misappropriates or intentionally damaged the business or property of the registrant, including confidential or proprietary information; (d) is convicted of a felony or crime that involves moral turpitude (including any plea of guilty or nolo contendere); (e) willfully and continuously fails to comply with reasonable written directives of the registrant after written notice thereof and a reasonable opportunity to cure (as described below); or (f) misappropriates any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the registrant or to the benefits of which the registrant is entitled. Upon termination for cause, Mr. Carney shall be entitled to his accrued but unpaid base salary, bonuses, benefits and expense reimbursement through his termination date (collectively the “accrued obligations”).

If at any time the registrant terminates or does not renew his employment without cause, or if Mr. Carney terminates his employment during the six months before or after a change in control of the registrant as a result of a material reduction in his duties, responsibilities or compensation, Mr. Carney shall, in addition to the accrued obligations, be entitled to monthly cash severance payment at his base salary rate (less standard withholdings and deductions) and continuing health insurance coverage for up to six months or until he obtains new employment or competes against the registrant’s business, whichever occurs sooner; provided, that if the termination occurs during the six months before or after a change in control of the registrant, then all of Mr. Carney’s unvested option shall also immediately vest.

On the other hand, Mr. Carney may terminate his employment at any time by written notice to the Board; provided that: (a) his resignation will become effective on the earlier of 90 days after his notice or a date that the registrant specifies; and (b) he will be available for 30 days following his effective resignation date to facilitate and cooperate with transition.

The executive employment agreement also contains restrictive covenants prohibiting: (a) competition with the registrant during his employment and for a period of up to 12 months after termination (including contact with or solicitation of the customers, employees or suppliers of the registrant), (b) disparagement of the registrant or its affiliates, and (c) the use or disclosure of confidential business information during or at any time after termination of his employment.

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Through the executive employment agreement, Mr. Carney also assigns to the registrant any intellectual property that he may develop during his employment.

Stock Option Agreement

In connection with the option granted under the executive employment agreement, the registrant and Mr. Carney entered into a stock option agreement dated as of August 19, 2014. The agreement provides for the option to vest as follows: (i) 1/8 of the total number of shares after six months from the grant date, (ii) another 1/8 of the total number of shares after twelve months from the grant date, and (ii) 1/48 of the total number of shares each month thereafter.

Copies of the foregoing agreements with Mr. Carney are included with this current report as Exhibits 99.1, 99.2 and 99.3.

Item 8.01	Other Events.

On August 20, 2014, the registrant issued a press release and a letter to its shareholders, copies of which are attached hereto as Exhibits 99.4 and 99.5, respectively, and the information in Exhibits 99.4 and 99.5 is incorporated herein by reference.

The information in Item 8.01 in this current report on Form 8-K and Exhibits 99.4 and 99.5 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Offer Letter from the registrant to Domonic J. Carney dated as of August 19, 2014
99.2	Executive Employment Agreement between the registrant and Domonic J. Carney dated as of August 19, 2014.
99.3	Stock Option Agreement between the registrant and Domonic J. Carney dated as of August 19, 2014.
99.4	Press release dated August 20, 2014.
99.5	Letter to shareholders dated August 20, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date: August 20, 2014	(Registrant)

	By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer

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